UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

BIOVEST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	00-11480	41-1412084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

Background

On November 10, 2008, Biovest International, Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). On August 16, 2010, the Debtors filed their First Amended Joint Plan of Reorganization, and, on October 25, 2010, the Debtors filed the First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On October 27, 2010, the Bankruptcy Court held a Confirmation hearing and confirmed the Plan, and on November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan. In connection with the confirmation hearing all creditor classes deemed “impaired” pursuant to the Bankruptcy Code voted to support the Plan. The Debtors emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010 (the “Effective Date”).

DIP Lender Plan Note

On the Effective Date, the Company executed and delivered in favor of Corps Real, LLC, an entity in which one of the Company’s directors and an entity affiliated with one of the Company’s directors are members, (the “DIP Lender”) a secured convertible promissory note (the “DIP Lender Plan Note”) in an original principal amount equal to $2,309,223.44. The DIP Lender Plan Note amends and restates the $3.0 million secured promissory note dated December 22, 2008, previously executed by the Company in favor of the DIP Lender. The following are the material terms and conditions of the DIP Lender Plan Note:

•	the DIP Lender Plan Note matures on the second (2nd) anniversary of the Effective Date, and all principal and accrued but unpaid interest is due on such date;

•

interest accrues and is payable on the outstanding principal amount of the DIP Lender Plan Note at a fixed rate of sixteen percent (16%) per annum, with interest in the amount of ten percent (10%) per annum to be paid monthly and interest in the amount of six percent (6%) per annum to accrue and be paid on the maturity date;

•	the Company may prepay the DIP Lender Plan Note in full, without penalty, at any time; and

•

the DIP Lender may convert all or a portion of the outstanding balance of the DIP Lender Plan Note into shares of the Company’s common stock (the “DIP Lender Plan Shares”) at a conversion rate of $0.75 per share.

The DIP Lender Plan Note is secured by a first priority lien on all of the Company’s property. On the Effective Date, the Company executed and delivered in favor of the DIP Lender an amended and restated security agreement (which amended and restated the security agreement previously executed by the Company in favor of the DIP Lender) and other customary security documents evidencing such lien.

Convertible Note Transaction

On October 19, 2010, the Company entered into a debtor-in-possession financing transaction (the “Convertible Note Financing”) pursuant to which it issued an aggregate of $7.0 million in principal amount of Debtor In Possession Secured Convertible Notes (the “Initial Notes”) and warrants to purchase shares of the Company’s common stock (the “Initial Warrants”) to a total of twelve accredited investors (the “Buyers”). In connection with the Convertible Note Financing, the Company and the Buyers entered into a Securities Purchase Agreement, dated October 19, 2010 (the “Purchase Agreement”), pursuant to which the Company sold and issued the Initial Notes and the Initial Warrants to the Buyers. Pursuant to the Purchase Agreement, the Company issued two separate Initial Warrants to the Buyers, Series A Warrants (the “Initial Series A Warrants”) and Series B Warrants (the “Initial Series B Warrants”).

Pursuant to the Purchase Agreement, on the Effective Date: (a) the Initial Notes were exchanged pursuant to the terms of the Plan for new unsecured notes (the “Exchange Notes”) in the aggregate principal amount of $7.04 million, (b) the Initial Series A Warrants were exchanged pursuant to the terms of the Plan for new warrants to purchase a like number of shares of Company common stock (the “Series A Exchange Warrants”), and (c) the Initial Series B Warrants were exchanged pursuant to the terms of the Plan for new warrants to purchase a like number of shares of Company common stock (the “Series B Exchange Warrants”).

The following are the material terms and conditions of the Exchange Notes:

•	the Exchange Notes mature on the second (2nd) anniversary of the Effective Date, and all principal and accrued but unpaid interest is due on such date;

•

interest accrues and is payable on the outstanding principal amount of the Exchange Notes at a fixed rate of seven percent (7%) per annum (with a fifteen percent (15%) per annum default rate), and is payable monthly in arrears, with the first date for an interest payment being December 1, 2010;

•	interest payments under the Exchange Notes are payable in either cash or, at the Company’s election and subject to certain specified conditions, in shares of the Company’s common stock;

•

the Company may from time to time, subject to certain conditions, redeem all or any portion of the outstanding principal amount of the Exchange Notes for an amount, in cash, equal to 110% of the sum of the principal amount being redeemed and certain make-whole interest payments;

•

the holders of the Exchange Notes may convert all or a portion of the outstanding balance of the Exchange Notes into shares of the Company’s common stock (the “Exchange Note Shares”) at a conversion rate of $0.91 per share of the Company’s common stock, subject to anti-dilution adjustments in certain circumstances; and

•

in the event that the average of the daily volume weighted average price of the Company’s common stock is at least 150% of the then-effective conversion price for any ten (10) consecutive trading days, the Company, at its option, may upon written notice to the holders of the Exchange Notes, convert the then outstanding balance of the Exchange Notes into shares of the Company’s common stock (also, the “Exchange Note Shares”) at the conversion price then in effect under the Exchange Notes.

The following are the material terms and conditions of the Series A Exchange Warrants:

•

the Series A Exchange Warrants give each Buyer the right to purchase that number of shares of the Company’s common stock (the “Series A Warrant Shares”) equal to the amount loaned by such Buyer to the Company under such Buyer’s Initial Note divided by $0.91;

•

the Series A Exchange Warrants have an initial exercise price of $1.45 per share (subject to anti-dilution adjustments in certain circumstances) and a term of seven (7) years from the Effective Date; and

•

in the event that the average weighted-average price of the Company’s common stock during the period beginning on (and including) December 1, 2010 and ending on (and including) December 21, 2010 is less than the then existing exercise price of the Series A Exchange Warrants, the exercise price of the Series A Exchange Warrants will be reduced to 120% of the weighted average price during such period, but no lower than $0.60 per share.

The following are the material terms and conditions of the Series B Exchange Warrants:

•

the Series B Exchange Warrants give each Buyer the right to purchase that number of shares of the Company’s common stock (the “Series B Warrant Shares”) equal to the difference between (a) the original principal amount of such Buyer’s Exchange Note divided by $0.50, and (b) the original principal amount of such Buyer’s Exchange Note divided by $0.91, provided that the number of shares of the Company’s common stock issuable upon exercise of a Series B Exchange Warrant may not exceed the “Maximum Eligibility Number” (as set forth below);

•

for purposes of the Series B Exchange Warrants, the “Maximum Eligibility Number” will initially be an amount equal to zero, provided that if on December 22, 2010, 80% of the average of the weighted average price for the Company’s common stock during the preceding 21 days is less than $0.91, the Maximum Eligibility Number will be equal to the difference between (a) the quotient determined by dividing (i) the aggregate principal amount of the Buyer’s Exchange Note by (ii) the greater of (A) $0.50 (subject to adjustment for stock splits, stock adjustments and the like), and (B) 80% of such average of the weighted average price, and (b) the quotient determined by dividing the aggregate principal amount of the Buyer’s Exchange Note by $0.91;

•	the Series B Exchange Warrants have an exercise price of $0.01 per share and an expiration date of December 23, 2010; and

•

if, on December 22, 2010, the Maximum Eligibility Number exceeds zero, then the Series B Exchange Warrants will be deemed to be exercised by a cashless exercise on December 22, 2010 and, if the Maximum Eligibility Number does not exceed zero, then the Series B Exchange Warrants will automatically expire.

Laurus/Valens Secured Claims

Laurus/Valens Term A Notes

Pursuant to the Plan, Laurus Master Fund, Ltd. (In Liquidation) (“Laurus”), PSource Structured Debt Limited (“PSource”), Valens Offshore SPV I, Ltd. (“Valens I”), Valens Offshore SPV II, Corp. (“Valens II”), Valens U.S. SPV I, LLC (“Valens US” and together with Valens I and Valens II, “Valens”), and LV Administrative Services, Inc., as administrative and collateral agent for Laurus, PSource, and Valens (“LV” and together with Laurus, PSource, Valens, and each of their respective affiliates, “Laurus/Valens”), have an allowed secured claim against the Company in the amount of $24.9 million. On the Effective Date, pursuant to a Term Loan and Security Agreement, the Company executed and delivered to Laurus/Valens term notes (the “Laurus/Valens Term A Notes”) evidencing such allowed secured claim in the original principal amount of $24.9 million. The following are the material terms and conditions of the Laurus/Valens Term A Notes:

•	the Laurus/Valens Term A Notes mature on the second (2nd) anniversary of the Effective Date;

•

interest accrues on the Laurus/Valens Term A Notes at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	the Company may prepay the Laurus/Valens Term A Notes, without penalty, at any time;

•	the Company is required to make mandatory prepayments under the Laurus/Valens Term A Notes as follows:

•

a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by the Company) of certain capital raising transactions (with certain exclusions), but only up to the then outstanding principal and accrued interest under the Laurus/Valens Term A Notes;

•	from any intercompany funding by Accentia Biopharmaceuticals, Inc. (“Accentia”) to the Company (with certain exceptions and conditions); and

•

a prepayment equal to fifty percent (50%) of positive net cash flow of the Company for each fiscal quarter after the Effective Date, less the amount of certain capital expenditures on certain biopharmaceutical products of the Company made during such fiscal quarter or during any prior fiscal quarter ending after the Effective Date; and

•	on the Effective Date, the Company prepaid the Laurus/Valens Term A Notes in an amount equal to $1.4 million from the proceeds received in the Convertible Note Financing.

Laurus/Valens Term B Notes

Pursuant to the Plan, Laurus/Valens has an additional allowed secured claim against the Company in the amount of $4.16 million. On the Effective Date, the Company executed and delivered to Laurus/Valens term notes (the “Laurus/Valens Term B Notes”) evidencing such additional allowed secured claim in the original principal amount of $4.16 million. The following are the material terms and conditions of the Laurus/Valens Term B Notes:

•	the Laurus/Valens Term B Notes mature on the third (3rd) anniversary of the Effective Date;

•

interest accrues on the Laurus/Valens Term B Notes at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	the Company may prepay the Laurus/Valens Term B Notes, without penalty, at any time; and

•

provided that the Laurus/Valens Term A Notes have been paid in full, the Company is required to make mandatory prepayments under the Laurus/Valens Term B Notes from any intercompany funding by Accentia to the Company (with certain exceptions and conditions), but only up to the outstanding principal and accrued interest under the Laurus/Valens Term B Notes.

With the prior written consent of Laurus/Valens, the Company may convert all or any portion of the outstanding principal and accrued interest under either the Laurus/Valens Term A Notes or the Laurus/Valens Term B Notes into shares of the Company’s common stock. The number of shares of the Company’s common stock issuable on such a conversion (the “Laurus/Valens Conversion Shares”) is equal to (a) an amount equal to the aggregate portion of the principal and accrued and unpaid interest thereon outstanding under the applicable Laurus/Valens Term A Note or the Laurus/Valens Term B Note being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported (or reported by Pink Sheets, LLC) for the Company’s common stock for the ten (10) trading days immediately preceding the date of the notice of conversion.

The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes will be secured by a first lien in all of the assets of the Company and its subsidiaries, junior only to the lien granted by the Bankruptcy Court to the DIP Lender and to certain permitted liens. The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes will also be guaranteed by Accentia (the “Accentia Guaranty”), up to a maximum amount of $4,991,360.00. The Accentia Guaranty will be secured by a pledge by Accentia of 20,115,818 shares of the Company’s common stock owned by Accentia and by the assets of Accentia’s subsidiary, Analytica International, Inc.

Conversion of Secured Notes held by Accentia

On the Effective Date the entire outstanding principal balance plus accrued interest (approximately $13.5 million) due from the Company to Accentia, the owner of a majority of the outstanding stock of the Company, pursuant to two secured notes were converted into the Company’s common stock at a conversion rate equal to $0.75 per share, resulting in the issuance of 17,925,720 shares of the Company’s common stock.

2008 Secured Debentures

On the Effective Date, all of the holders of the Company’s 2008 secured debentures, including one of the Company’s Directors and an entity affiliated with the Company’s CEO/Chairman, elected to convert the entire outstanding principal balance (approximately $560,000) plus accrued interest into the Company’s common stock at a conversion rate equal to $1.66 per share, resulting in the issuance of 400,206 shares of the Company’s common stock.

Claims of Ronald E. Osman

On the Effective Date, the holder of the Company’s May 9, 2008 promissory note, Ronald E. Osman, a director of the Company, elected to convert the entire outstanding principal balance under the note (approximately $1.0 million) plus accrued interest into the Company’s common stock at a conversion rate equal to $1.66 per share, resulting in the issuance of 608,224 shares of the Company’s common stock.

Plan Distributions to Unsecured Creditors

On the Effective Date, the Company became obligated to make a distribution in cash in favor of holders of approximately $2.7 million in principal amount of allowed unsecured claims in Class 8 electing Option A (the “Class 8 Holders”) (the “Class 8 Plan Distribution”) in an original principal amount equal to one hundred percent (100%) of such Class 8 Holder’s Allowed Class 8 unsecured claim under the Plan (including postpetition interest under the Plan at the rate of three percent (3%) per annum). The Class 8 Plan Distributions mature on the date that is forty (40) months following the Effective Date and all principal and accrued but unpaid interest is due on such date. Interest accrues and is payable on the outstanding principal amount under the Class 8 Plan Distributions at a fixed rate of five percent (5%) per annum.

On the Effective Date, the Company issued to Holders of approximately $3.3 million in principal amount of Class 8 unsecured claims who elected to receive payment in equity as provided in the Plan a total of 2.1 million shares (the “Class 8 Plan Shares”) of the Company’s common stock, at an effective conversion rate equal to $1.66 per share.

Class 12 Equity Interests

Each Company common stockholder on the Effective Date was deemed to receive one (1) share of Reorganized Biovest Common Stock (the “Class 12 Plan Shares”) for each share of Existing Biovest Common Stock held by such stockholder as of the Effective Date. The Company’s Class 12 Plan Shares shall be deemed issued pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws.

Laurus/Valens Royalty Agreement

On the Effective Date, the Company and Laurus/Valens entered into a royalty agreement (the “Laurus/Valens Royalty Agreement”) pursuant to which Laurus/Valens will receive a new perpetual royalty equal to 6.25% of the gross revenues from the sale, license or other disposition of certain of the Company’s biopharmaceutical products received by the Company or its sublicensees or transferees.

* * * * * * *

The DIP Lender Plan Shares, the Exchange Note Shares, the Series A Warrant Shares, the Series B Warrant Shares, the Class 12 Plan Shares, the Laurus/Valens Conversion Shares, and the shares issued to Accentia, all as described above, will be issued pursuant to Section 1145 of the U.S. Bankruptcy Code and will not have any legend restricting the sale thereof under federal securities laws, but sales of any such shares may be restricted or limited by the Plan.

The foregoing does not purport to be a complete description of the DIP Lender Plan Note, the Exchange Notes, the Series A Exchange Warrants, the Series B Exchange Warrants, the Laurus/Valens Term A Notes, the Laurus/Valens Term B Notes, the Class 8 Plan Distributions, or the Laurus/Valens Royalty Agreement and is qualified in its entirety by reference to the full text of such documents, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2010.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Warrants and Issuance of Shares. On the Effective Date, all of the following warrants (the “Laurus/Valens Warrants”) were terminated and cancelled pursuant to the Plan:

•

the common stock purchase warrant dated March 31, 2006, issued by the Company to Laurus, for the purchase of up to 18,087,889 shares of the Company’s common stock at an exercise price of $0.01 per share;

•

the common stock purchase warrant dated September 22, 2008, issued by the Company to Valens U.S., for the purchase of up to 1,015,625 shares of the Company’s common stock at an exercise price of $0.40 per share; and

•	the warrant dated October 31, 2006, issued by Accentia to Laurus, for the purchase of up to 10,000,000 shares of the Company’s common stock owned by Accentia at an exercise price of $0.01 per share.

•

In consideration for the cancellation of the Laurus/Valens Warrants, on the Effective Date, Laurus/Valens received 14,834,782 shares of the Company’s common stock (the “Laurus/Valens Plan Shares”). The Laurus/Valens Plan Shares were issued pursuant to Section 1145 of the U.S. Bankruptcy Code and do not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof is subject to certain restrictions and conditions set forth in the Plan.

Cancellation and Reduction of Royalty Interests. On the Effective Date, the Company, Accentia, and Laurus/Valens entered into several agreements (the “Laurus/Valens Royalty Termination Agreements”) terminating the following royalties pursuant to the Plan:

•

Accentia. On the Effective Date, the Royalty Agreement by and between the Company and Accentia, dated as of October 31, 2006, as amended, was terminated, which resulted in the cancellation of all royalty interest of Accentia in the Company’s biologic products. Under the Royalty Agreement, Accentia had a 15.5% royalty interest in the gross revenue of the Company’s biologic products including BiovaxID, as defined in the agreement after allowing for the 4.00% royalty assigned by Accentia to Laurus/Valens pursuant to the four (4) separate Assignment of Rights Under Royalty Agreements, each dated as of June 18, 2008, by and among Accentia, the Company, Erato Corp., Valens U.S., Valens I, and PSource, as amended, modified or supplemented thereafter in accordance with their terms; and

•

Laurus/Valens. (i) The Royalty Agreement by and between the Company and Valens II dated October 30, 2007; (ii) the Royalty Agreement by and between the Company and Valens II dated December 10, 2007, as amended by a letter agreement dated May 30, 2008, and as further amended, modified or supplemented thereafter in accordance with their terms); (iii) the Royalty Agreement by and between the Company and Valens U.S. dated October 30, 2007; and (iv) the Royalty Agreement by and between the Company and Valens U.S. dated December 10, 2007, and as amended, modified or supplemented thereafter in accordance with their terms).

On the Effective Date, the previously granted royalty equal to three percent (3%) of world-wide net sales (i.e., gross receipts from the world-wide sales of the automated cell and biologic production instrument known as AutovaxID™ manufactured by the Company (the “AutovaxID Instruments”) less any rebates, returns and discounts) of AutovaxID Instruments for a period of five (5) years through May 31, 2012, granted to Laurus by the Company and AutovaxID, Inc. in a letter agreement dated March 19, 2007, was terminated in accordance with the Plan (including the guaranteed minimum royalty in the amount of $7.5 million remaining under such royalty).

As a result of the foregoing terminations, coupled with the entry into the new Laurus/Valens Royalty Agreement described in Item 1.01, Laurus/Valens reduced their aggregate royalty interest from 19.5% of the gross revenue of the Company’s biologic products, including BiovaxID®, as defined in the royalty agreements, to an aggregate of 6.25% of the gross revenue of the Company’s biologic products including BiovaxID and Accentia terminated its entire 15.5% royalty interest in the Company’s product.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 and Item 1.02 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Items 1.01 and 5.03 of this Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, the Company amended and restated its certificate of incorporation and its bylaws to incorporate provisions (a) required by the Plan, the Confirmation Order, and/or the U.S. Bankruptcy Code, and (b) granting Laurus/Valens the right, upon an event of default under Section 20(a) of that certain Term Loan and Security Agreement, executed on the Effective Date, by and among LV, the lenders party thereto, the Company, and the Company’s subsidiaries (after giving effect to any applicable grace period provided therein), to appoint and maintain one-third ( 1/3) of the total number of directors of the Company (thereafter, such right to appoint directors will continue notwithstanding the Company’s cure of any such event of default until both the Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes have been paid in full).

The foregoing does not purport to be a complete description of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws and is qualified in its entirety by reference to the full text of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws which are filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K, a Press release dated November 17, 2010, by the Company, titled “Biovest International Emerges From Chapter 11 Reorganization”. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
President and General Counsel

Date: November 23, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Biovest International, Inc.

3.2	Amended and Restated Bylaws of Biovest International, Inc.

10.1	Notice of Effectiveness Dated November 17, 2010

99.1	Press Release dated November 17, 2010 titled, “Biovest International Emerges From Chapter 11 Reorganization”.